AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2006

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

(NO. 333-124518)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

@ROAD, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	94-3209170
(State of incorporation) or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

47071 Bayside Parkway
Fremont, California 94538
(510) 668-1638
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Krish Panu
Chief Executive Officer
47071 Bayside Parkway
Fremont, California 94538
(510) 668-1638

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James D. Fay	Mark B. Weeks
General Counsel	Heller Ehrman LLP
@Road, Inc.	275 Middlefield Road
47071 Bayside Parkway	Menlo Park, California 94025
Fremont, California 94538	(650) 324-7000
(510) 668-1638

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement until February 18, 2006.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-124518) (the “Registration Statement”) of @Road, Inc., a Delaware corporation (“@Road”) is to deregister 3,520,289 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of @Road which were originally registered pursuant to the Registration Statement and that were not sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 8th day of December 2006.

@ROAD, INC.

By:	/s/ KRISH PANU
Krish Panu
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 8th day of December 2006.

Name	Title

/s/ KRISH PANU	Chairman of the Board of Directors, President and Chief
Krish Panu	Executive Officer
(Principal Executive Officer)

/s/ MICHAEL MARTINI	Chief Financial Officer (Principal Financial Officer;
Michael Martini	Principal Accounting Officer)

*	Director
Kris Chellam

*	Director
James Davis

*	Director
Charles E. Levine

*	Director
T. Peter Thomas

*By:	/s/ KRISH PANU
Krish Panu, Attorney-in-Fact